Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 6, 2019) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $987 and adjusted book value per share of $986 as of June 30, 2019. Book value per share and adjusted book value per share both increased 1% in the second quarter of 2019. Book value per share and adjusted book value per share increased 10% and 11% in the first six months of 2019, including dividends. The results for the first six months of 2019 include the impact of the MediaAlpha transaction. Excluding the gain on the MediaAlpha transaction, book value per share and adjusted book value per share would have increased 4% and 5% in the first six months of 2019, including dividends.(1)

Manning Rountree, CEO, commented, “We had a solid quarter. ABVPS was up 1%, driven primarily by investment results. BAM produced decent premium volumes despite challenging primary market conditions. NSM produced good organic growth (top line and bottom line) and closed the Embrace Pet Insurance acquisition during the quarter. Kudu is performing well and produced a profit in its first quarter as a new operating segment for White Mountains. MediaAlpha grew revenues and profits to new highs in the quarter. We closed the Elementum transaction in May, and we ended the quarter with $1.1 billion of undeployed capital.”

Comprehensive income attributable to common shareholders was $18 million and $302 million in the second quarter and first six months of 2019, compared to comprehensive income (loss) attributable to common shareholders of $3 million and $(45) million in the second quarter and first six months of 2018.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions collected were $25 million and $40 million in the second quarter and first six months of 2019, compared to $29 million and $40 million in the second quarter and first six months of 2018. BAM insured municipal bonds with par value of $2.9 billion and $4.8 billion in the second quarter and first six months of 2019, compared to $3.1 billion and $4.4 billion in the second quarter and first six months of 2018. Total pricing was 84 and 83 basis points in the second quarter and first six months of 2019, compared to 101 and 100 basis points in the second quarter and first six months of 2018. BAM’s total claims paying resources were $895 million at June 30, 2019, compared to $871 million at December 31, 2018 and $827 million at June 30, 2018.

Seán McCarthy, CEO of BAM, said, “Municipal new-issue volume declined in the quarter, while insured penetration increased. BAM wrote healthy volumes in both the secondary market and the GreenStar program. Lower interest rates and tighter credit spreads impacted pricing, especially in the primary market. In June, BAM became the first municipal bond insurer to join the Federal Home Loan Bank of New York; membership strengthens BAM’s capital resources and provides access to an additional source of contingent liquidity. Also in June, S&P Global Ratings concluded its annual review and affirmed BAM’s “AA/stable” rating.”

(1) See "Regulation G" on page 14.

HG Global reported pre-tax income of $15 million and $31 million in the second quarter and first six months of 2019, compared to pre-tax income of $8 million and $12 million in the second quarter and first six months of 2018. White Mountains reported pre-tax loss related to BAM of $7 million and $17 million in the second quarter and first six months of 2019, compared to pre-tax loss of $17 million and $36 million in the second quarter and first six months of 2018. The period over period changes were driven primarily by higher investment returns in the HG Global and BAM investment portfolios.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

In the second quarter of 2019, NSM reported pre-tax income of $1 million, adjusted EBITDA of $16 million, and commission and other revenues of $66 million. In the first six months of 2019, NSM reported pre-tax loss of $1 million, adjusted EBITDA of $26 million, and commission and other revenues of $115 million. Results for the second quarter and first six months of 2019 include the results of Embrace Pet Insurance, a nationwide provider of pet health insurance for dogs and cats, which NSM acquired on April 1, 2019.

Geof McKernan, CEO of NSM, said, “NSM had a strong second quarter, growing trailing 12 months pro forma controlled premiums to $864 million from $759 million and pro forma adjusted EBITDA to $49 million from $40 million. These results reflect the contribution of the Embrace Pet Insurance acquisition as well as continued organic growth, principally in the specialty transportation and real estate verticals. We continue to invest in technology and talent to drive organic growth while also pursuing attractive acquisition opportunities.”

On June 28, 2019, NSM acquired the renewal rights on its U.S. collector car business from an affiliate of American International Group, Inc. for $82.5 million. The acquisition satisfied the previously disclosed obligation of NSM to acquire the renewal rights from AIG.

Kudu

On April 4, 2019, White Mountains completed its acquisition of the ownership interests in Kudu held by certain funds managed by Oaktree Capital Management, L.P. In addition, White Mountains assumed all of Oaktree’s unfunded capital commitments to Kudu, increasing White Mountains’s total capital commitment to $250 million. As a result of the transaction, White Mountains’s ownership of Kudu increased from 49% to 99%, and White Mountains began consolidating Kudu in its financial statements during the second quarter of 2019.

In the twelve months ended June 30, 2019, Kudu deployed $145 million in five investment management firms with combined assets under management of over $17 billion, spanning a range of asset classes, including real estate, real assets, wealth management, hedge funds and alternative credit strategies. In the second quarter of 2019, Kudu reported total revenues of $4 million and pre-tax income of $2 million.

Rob Jakacki, CEO of Kudu, said, “Kudu has established a leadership position in its target market. Our current portfolio of managers is performing well, and good financial results are emerging. We closed five transactions over the past year with an average cash yield at inception of 9.5%. Kudu as an enterprise has turned cash flow positive. In July, we closed a sixth transaction with First Long Island Investors, and we have a strong deal pipeline of quality managers. We are excited about our prospects.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax income of $5 million and $288 million in the second quarter and first six months of 2019, compared to pre-tax loss of $11 million and $62 million in the second quarter and first six months of 2018. Pre-tax income for the first six months of 2019 included $182 million of realized and unrealized gains from the MediaAlpha transaction. Excluding the MediaAlpha transaction, net realized and unrealized investment gains were $23 million and $142 million in the second quarter and first six months of 2019, compared to net realized and unrealized investment gains (losses) of $13 million and $(33) million in the second quarter and first six months of 2018.

On June 3, 2019, White Mountains acquired a 30% limited partnership interest in Elementum Holdings LP for $55 million. Elementum manages portfolios of insurance linked securities—primarily catastrophe bonds and collateralized reinsurance—across a range of liquidity and risk/return profiles. As part of the transaction, White Mountains also agreed to invest a total of $50 million in funds managed by Elementum.

Investments

The total return on invested assets was 2.0% in the second quarter of 2019 compared to 0.7% in the second quarter of 2018. The total return on invested assets was 12.4% in the first six months of 2019, which included $115 million of unrealized investment gains from the MediaAlpha transaction. Excluding the MediaAlpha transaction, the total return on invested assets was 7.9% in the first six months of 2019 compared to -0.3% in the first six months of 2018.

Mark Plourde, Managing Director of White Mountains Advisors, said, “The total portfolio was up 2.0% for the second quarter, a good absolute result that benefited from the continued equity market rally and the decline in interest rates. Common stocks and ETFs returned 3.7%, lagging the S&P 500 Index return of 4.3%, due to relative underperformance in our international common stock positions. Other long-term investments were flat. Fixed income returned 2.0%, lagging the BBIA Index return of 2.4%, due to shorter duration positioning.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2019	December 31, 2018	June 30, 2018
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$762.9	$701.4	$650.2
Short-term investments	34.8	66.9	66.3
Total investments	797.7	768.3	716.5
Cash	10.3	12.5	13.9
Insurance premiums receivable	6.6	6.4	6.3
Deferred acquisition costs	20.5	19.0	17.2
Accrued investment income	5.3	4.9	4.2
Accounts receivable on unsettled investment sales	8.0	—	—
Other assets	16.1	5.1	4.4
Total Financial Guarantee assets	864.5	816.2	762.5
Specialty Insurance Distribution (NSM)
Short-term investments	.2	1.7	—
Cash (restricted $88.8, $50.0 and $57.3)	119.7	66.2	73.3
Premium and commission receivable	57.6	44.0	32.8
Goodwill and other intangible assets	636.8	486.2	436.2
Other assets	36.8	28.9	14.8
Total Specialty Insurance Distribution assets	851.1	627.0	557.1
Global Asset and Wealth Management (Kudu)
Other long-term investments	142.2	—	—
Short-term investments	.1	—	—
Cash	2.7	—	—
Accrued investment income	2.7	—	—
Goodwill and other intangible assets	9.8	—	—
Other assets	2.9	—	—
Total Global Asset and Wealth Management assets	160.4	—	—
Marketing Technology (MediaAlpha)
Cash	—	5.7	15.0
Goodwill and other intangible assets	—	43.4	48.3
Accounts receivable from publishers and advertisers	—	37.0	34.9
Other assets	—	2.3	1.5
Total Marketing Technology assets	—	88.4	99.7
Other Operations
Fixed maturity investments	346.5	376.1	458.5
Short-term investments	152.0	145.6	255.4
Common equity securities	709.2	925.6	911.2
Other long-term investments	522.2	325.6	255.5
Total investments	1,729.9	1,772.9	1,880.6
Cash	17.6	25.9	28.9
Accrued investment income	5.4	5.5	6.3
Accounts receivable on unsettled investment sales	72.8	—	3.5
Goodwill and other intangible assets	21.0	7.9	8.3
Other assets	26.7	15.5	17.9
Assets held for sale	2.8	3.3	3.3
Total Other Operations assets	1,876.2	1,831.0	1,948.8
Total assets	$3,752.2	$3,362.6	$3,368.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	June 30, 2019	December 31, 2018	June 30, 2018
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$187.8	$176.0	$155.5
Accrued incentive compensation	14.5	20.4	12.5
Accounts payable on unsettled investment purchases	—	2.2	11.7
Other liabilities	27.4	13.9	16.8
Total Financial Guarantee liabilities	229.7	212.5	196.5
Specialty Insurance Distribution (NSM)
Debt	219.7	178.5	149.8
Premiums payable	118.7	77.2	72.2
Contingent consideration earnout liabilities	30.9	20.2	17.5
Other liabilities	56.1	38.9	27.1
Total Specialty Insurance Distribution liabilities	425.4	314.8	266.6
Global Asset and Wealth Management (Kudu)
Other liabilities	3.5	—	—
Total Global Asset and Wealth Management liabilities	3.5	—	—
Marketing Technology (MediaAlpha)
Debt	—	14.2	19.8
Amounts due to publishers and advertisers	—	27.0	38.3
Other liabilities	—	5.7	2.4
Total Marketing Technology liabilities	—	46.9	60.5
Other Operations
Debt	10.8	—	—
Accrued incentive compensation	36.8	38.9	30.9
Accounts payable on unsettled investment purchases	—	5.0	10.0
Other liabilities	38.1	26.3	6.1
Total Other Operations liabilities	85.7	70.2	47.0
Total liabilities	744.3	644.4	570.6

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	590.5	584.0	575.8
Retained earnings	2,562.8	2,264.9	2,366.5
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and interest rate swap	(9.0)	(5.8)	(2.2)
Total White Mountains’s common shareholders’ equity	3,144.3	2,843.1	2,940.1
Non-controlling interests	(136.4)	(124.9)	(142.6)
Total equity	3,007.9	2,718.2	2,797.5
Total liabilities and equity	$3,752.2	$3,362.6	$3,368.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2019		March 31, 2019	December 31, 2018		June 30, 2018
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,144.3		$3,122.0	$2,843.1		$2,940.1
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(135.7)		(138.6)	(141.2)		(150.1)
HG Global’s unearned premium reserve (1)	147.2		140.2	136.9		119.5
HG Global’s net deferred acquisition costs (1)	(37.9)		(35.7)	(34.6)		(29.1)
Adjusted book value per share numerator	$3,117.9		$3,087.9	$2,804.2		$2,880.4
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,185.4		3,181.2	3,173.1		3,180.4
Unearned restricted common shares	(24.5)		(25.5)	(14.6)		(22.4)
Adjusted book value per share denominator	3,160.9		3,155.7	3,158.5		3,158.0
GAAP book value per share	$987.12		$981.39	$896.00		$924.46
Adjusted book value per share	$986.39		$978.51	$887.85		$912.08

(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	June 30, 2019		March 31, 2019	December 31, 2018		June 30, 2018

Quarter-to-date change in GAAP book value per share, including dividends:	0.6%		9.6%	(4.5)%		0.9%
Quarter-to-date change in adjusted book value per share, including dividends:	0.8%		10.3%	(4.1)%		1.0%
Year-to-date change in GAAP book value per share, including dividends:	10.3%		9.6%	(3.7)%		(0.6)%
Year-to-date change in adjusted book value per share, including dividends:	11.2%		10.3%	(2.8)%		(0.2)%
Year-to-date dividends per share	$1.00		$1.00	$1.00		$1.00

	June 30, 2019		March 31, 2019	December 31, 2018		June 30, 2018
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$398.4	(1)	$328.8	$354.3	(2)	$436.2	(3)
Kudu	9.8	(1)	—	—		—
MediaAlpha	—		—	18.3		18.3
Other Operations	20.4		20.9	7.3		7.6
Total goodwill	428.6		349.7	379.9		462.1

Other intangible assets:
NSM	238.4		159.9	131.9		—
MediaAlpha	—		—	25.1		30.0
Other Operations	.6		.6	.6		.7
Total other intangible assets	239.0		160.5	157.6		30.7

Total goodwill and other intangible assets	667.6		510.2	537.5		492.8

Goodwill and other intangible assets attributed to non-controlling interests	(25.4)		(24.1)	(40.6)		(41.7)

Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$642.2		$486.1	$496.9		$451.1
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Embrace and the Kudu transaction had not yet been finalized at June 30, 2019.
(2) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of KBK had not yet been finalized at December 31, 2018.
(3) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of NSM had not yet been finalized at June 30, 2018.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$4.3	$3.4	$8.5	$6.4
Net investment income	5.4	4.0	10.7	7.7
Net realized and unrealized investment gains (losses)	11.5	(2.4)	23.3	(10.3)
Other revenues	.4	.4	1.0	.6
Total Financial Guarantee revenues	21.6	5.4	43.5	4.4
Specialty Insurance Distribution (NSM)
Commission revenues	54.9	22.6	98.2	22.6
Other revenues	11.2	.9	17.2	.9
Total Specialty Insurance Distribution revenues	66.1	23.5	115.4	23.5
Global Asset and Wealth Management (Kudu)
Net investment income	4.0	—	4.0	—
Net realized and unrealized gains	.4	—	.4	—
Total Global Asset and Wealth Management revenues	4.4	—	4.4	—
Marketing Technology (MediaAlpha)
Advertising and commission revenues	—	71.8	48.8	141.9
Other revenues	—	—	—	1.6
Total Marketing Technology revenues	—	71.8	48.8	143.5
Other Operations
Net investment income	11.6	7.8	22.3	23.8
Net realized and unrealized investment gains (losses)	23.3	12.9	142.4	(32.9)
Realized gain and unrealized investment gain from the MediaAlpha transaction	—	—	182.2	—
Advertising and commission revenues	1.3	1.0	2.6	1.9
Other revenues	.7	(.1)	1.0	.2
Total Other Operations revenues	36.9	21.6	350.5	(7.0)
Total revenues	$129.0	$122.3	$562.6	$164.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.4	$1.3	$2.7	$2.7
Other underwriting expenses	.1	.1	.2	.2
General and administrative expenses	12.3	13.4	26.6	25.2
Total Financial Guarantee expenses	13.8	14.8	29.5	28.1
Specialty Insurance Distribution (NSM)
General and administrative expenses	32.7	12.1	57.8	12.1
Change in fair value of contingent consideration earnout liabilities	6.3	—	7.6	—
Broker commission expenses	18.2	6.6	33.9	6.6
Amortization of other intangible assets	4.1	—	9.1	—
Interest expense	4.1	1.6	7.8	1.6
Total Specialty Insurance Distribution expenses	65.4	20.3	116.2	20.3
Global Asset and Wealth Management (Kudu)
General and administrative expenses	2.2	—	2.2	—
Total Global Asset and Wealth Management expenses	2.2	—	2.2	—
Marketing Technology (MediaAlpha)
Cost of sales	—	59.9	40.6	117.3
General and administrative expenses	—	4.6	12.5	15.8
Amortization of other intangible assets	—	2.5	1.6	5.4
Interest expense	—	.3	.2	.7
Total Marketing Technology expenses	—	67.3	54.9	139.2
Other Operations
Cost of sales	1.6	1.1	2.7	1.8
General and administrative expenses	30.1	31.0	59.5	53.0
Amortization of other intangible assets	.1	.1	.1	.1
Interest expense	—	.1	—	.3
Total Other Operations expenses	31.8	32.3	62.3	55.2
Total expenses	113.2	134.7	265.1	242.8
Pre-tax income (loss) from continuing operations	15.8	(12.4)	297.5	(78.4)
Income tax benefit (expense)	.1	(2.5)	(10.1)	(3.2)
Net income (loss) from continuing operations	15.9	(14.9)	287.4	(81.6)
Net gain from sale of discontinued operations, net of tax	—	—	.7	.1
Net income (loss)	15.9	(14.9)	288.1	(81.5)
Net loss attributable to non-controlling interests	4.6	18.4	16.8	37.0
Net income (loss) attributable to White Mountains’s common shareholders	$20.5	$3.5	$304.9	$(44.5)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) attributable to White Mountains’s common shareholders	$20.5	$3.5	$304.9	$(44.5)
Other comprehensive loss, net of tax	(3.1)	(.9)	(3.4)	(.9)
Comprehensive income (loss)	17.4	2.6	301.5	(45.4)
Other comprehensive income (loss) attributable to non-controlling interests	.2	—	.2	—
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$17.6	$2.6	$301.7	$(45.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Basic earnings (loss) per share
Continuing operations	$6.44	$1.02	$95.71	$(12.44)
Discontinued operations	—	—	.22	.03
Total consolidated operations	$6.44	$1.02	$95.93	$(12.41)

Diluted earnings (loss) per share
Continuing operations	$6.44	$1.02	$95.71	$(12.44)
Discontinued operations	—	—	.22	.03
Total consolidated operations	$6.44	$1.02	$95.93	$(12.41)
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$3.4	$.9	$—	$—	$—	$4.3
Net investment income	1.9	3.5	—	4.0	11.6	21.0
Net investment income (loss) - BAM surplus note interest	6.8	(6.8)	—	—	—	—
Net realized and unrealized investment gains	4.0	7.5	—	.4	23.3	35.2
Advertising and commission revenues	—	—	54.9	—	1.3	56.2
Other revenues	—	.4	11.2	—	.7	12.3

Total revenues	16.1	5.5	66.1	4.4	36.9	129.0
Expenses:
Insurance acquisition expenses	.9	.5	—	—	—	1.4
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	—	1.6	1.6
General and administrative expenses	.4	11.9	32.7	2.2	30.1	77.3
Change in fair value of contingent consideration earnout liabilities	—	—	6.3	—	—	6.3
Broker commission expenses	—	—	18.2	—	—	18.2
Amortization of other intangible assets	—	—	4.1	—	.1	4.2
Interest expense	—	—	4.1	—	—	4.1

Total expenses	1.3	12.5	65.4	2.2	31.8	113.2

Pre-tax income (loss)	$14.8	$(7.0)	$.7	$2.2	$5.1	$15.8

For the Three Months Ended June 30, 2018	HG Global/BAM
	HG Global	BAM	NSM (1)	MediaAlpha	Other Operations	Total
Revenues:
Earned insurance premiums	$2.7	$.7	$—	$—	$—	$3.4
Net investment income	1.3	2.7	—	—	7.8	11.8
Net investment income (loss) - BAM surplus note interest	5.8	(5.8)	—	—	—	—
Net realized and unrealized investment (losses) gains	(1.2)	(1.2)	—	—	12.9	10.5
Advertising and commission revenues	—	—	22.6	71.8	1.0	95.4
Other revenues	—	.4	.9	—	(.1)	1.2

Total revenues	8.6	(3.2)	23.5	71.8	21.6	122.3
Expenses:
Insurance acquisition expenses	.7	.6	—	—	—	1.3
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	59.9	1.1	61.0
General and administrative expenses	.2	13.2	12.1	4.6	31.0	61.1
Broker commission expenses	—	—	6.6	—	—	6.6
Amortization of other intangible assets	—	—	—	2.5	.1	2.6
Interest expense	—	—	1.6	.3	.1	2.0

Total expenses	.9	13.9	20.3	67.3	32.3	134.7

Pre-tax income (loss)	$7.7	$(17.1)	$3.2	$4.5	$(10.7)	$(12.4)
(1) NSM's results are from May 11, 2018, the date of acquisition, to the end of the second quarter.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu	MediaAlpha (1)	Other Operations	Total
Revenues:
Earned insurance premiums	$6.8	$1.7	$—	$—	$—	$—	$8.5
Net investment income	3.8	6.9	—	4.0	—	22.3	37.0
Net investment income (loss) - BAM surplus note interest	13.7	(13.7)	—	—	—	—	—
Net realized and unrealized investment gains	9.1	14.2	—	.4	—	142.4	166.1
Realized and unrealized gains from MediaAlpha transaction	—	—	—	—	—	182.2	182.2
Advertising and commission revenues	—	—	98.2	—	48.8	2.6	149.6
Other revenue	—	1.0	17.2	—	—	1.0	19.2

Total revenues	33.4	10.1	115.4	4.4	48.8	350.5	562.6
Expenses:
Insurance acquisition expenses	1.7	1.0	—	—	—	—	2.7
Other underwriting expenses	—	.2	—	—	—	—	.2
Cost of sales	—	—	—	—	40.6	2.7	43.3
General and administrative expenses	.9	25.7	57.8	2.2	5.7	59.5	151.8
General and administrative expenses - MediaAlpha transaction related costs	—	—	—	—	6.8	—	6.8
Change in fair value of contingent consideration earnout liabilities	—	—	7.6	—	—	—	7.6
Broker commission expenses	—	—	33.9	—	—	—	33.9
Amortization of other intangible assets	—	—	9.1	—	1.6	.1	10.8
Interest expense	—	—	7.8	—	.2	—	8.0

Total expenses	2.6	26.9	116.2	2.2	54.9	62.3	265.1

Pre-tax income (loss)	$30.8	$(16.8)	$(.8)	$2.2	$(6.1)	$288.2	$297.5
(1) MediaAlpha's results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha transaction.

For the Six Months Ended June 30, 2018	HG Global/BAM
	HG Global	BAM	NSM (1)	MediaAlpha	Other Operations	Total
Revenues:
Earned insurance premiums	$5.0	$1.4	$—	$—	$—	$6.4
Net investment income	2.5	5.2	—	—	23.8	31.5
Net investment income (loss) - BAM surplus note interest	11.5	(11.5)	—	—	—	—
Net realized and unrealized investment losses	(4.8)	(5.5)	—	—	(32.9)	(43.2)
Advertising and commission revenues	—	—	22.6	141.9	1.9	166.4
Other revenue	—	.6	.9	1.6	.2	3.3

Total revenues	14.2	(9.8)	23.5	143.5	(7.0)	164.4
Expenses:
Insurance acquisition expenses	1.2	1.5	—	—	—	2.7
Other underwriting expenses	—	.2	—	—	—	.2
Cost of sales	—	—	—	117.3	1.8	119.1
General and administrative expenses	.6	24.6	12.1	15.8	53.0	106.1
Broker commission expense	—	—	6.6	—	—	6.6
Amortization of other intangible assets	—	—	—	5.4	.1	5.5
Interest expense	—	—	1.6	.7	.3	2.6
			15700000
Total expenses	1.8	26.3	20.3	139.2	55.2	242.8
			3700000
Pre-tax income (loss)	$12.4	$(36.1)	$3.2	$4.3	$(62.2)	$(78.4)
(1) NSM's results are from May 11, 2018, the date of acquisition, to the end of the second quarter.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
BAM	2019	2018	2019	2018
Gross par value of primary market policies issued	$2,624.2	$2,774.7	$4,010.0	$3,924.2
Gross par value of secondary market policies issued	293.2	311.5	832.4	460.1
Total gross par value of market policies issued	$2,917.4	$3,086.2	$4,842.4	$4,384.3

Gross written premiums	$12.5	$18.6	$20.4	$25.0
Member surplus contributions (“MSC”) collected	12.0	9.9	19.9	14.8
Total gross written premiums and MSC collected	$24.5	$28.5	$40.3	$39.8
Present value of future installment MSC collections	—	1.6	.2	2.8
Gross written premium adjustments on existing installment policies	—	1.1	(.1)	1.1
Gross written premiums and MSC from new business	$24.5	$31.2	$40.4	$43.7
Total pricing	84 bps	101 bps	83 bps	100 bps

	As of June 30, 2019	As of December 31, 2018
Policyholders’ surplus	$410.6	$413.7
Contingency reserve	57.9	50.3
Qualified statutory capital	468.5	464.0
Statutory net unearned premiums	38.3	36.2
Present value of future installment premiums and MSC	13.4	12.9
HG Re, Ltd collateral trusts at statutory value	274.4	258.3
Fidus Re, Ltd collateral trust at statutory value	100.0	100.0
Claims paying resources	$894.6	$871.4

	Three Months Ended June 30,		Six Months Ended June 30,
HG Global	2019	2018	2019	2018
Net written premiums	$10.7	$15.8	$17.4	$21.1
Earned premiums	$3.4	$2.7	$6.8	$5.0

	As of June 30, 2019	As of December 31, 2018
Unearned premiums	$151.9	$141.3
Deferred acquisition costs	$39.1	$35.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	Twelve Months Ended July 1, 2018 to June 30, 2019
Commission revenues	$54.9	$98.2	$170.3
Broker commission expenses	18.2	33.9	56.2
Gross profit	36.7	64.3	114.1
Other revenues	11.2	17.2	23.2
General and administrative expenses	32.7	57.8	104.6
Change in fair value of contingent consideration earnout liabilities	6.3	7.6	10.3
Amortization of other intangible assets	4.1	9.1	17.4
Interest expense	4.1	7.8	14.2
GAAP pre-tax income (loss)	.7	(.8)	(9.2)
Income tax expense (benefit)	.3	—	(1.1)
GAAP net income (loss)	.4	(.8)	(8.1)

Add back:
Interest expense	4.1	7.8	14.2
Income tax expense (benefit)	.3	—	(1.1)
General and administrative expenses – depreciation	.7	1.2	2.5
Amortization of other intangible assets	4.1	9.1	17.4
EBITDA	9.6	17.3	24.9

Add back:
Change in fair value of contingent consideration earnout liabilities	6.3	7.6	10.3
Acquisition-related transaction expenses	.6	1.1	1.6
Investments made in the development of new business lines	(.1)	.1	1.8
Restructuring expenses	—	.1	.2
Adjusted EBITDA	$16.4	$26.2	$38.8

Add:
KBK's adjusted EBITDA from July 1, 2018 to December 3, 2018			4.0
Embrace's adjusted EBITDA from July 1, 2018 to April 1, 2019			6.4
Pro forma adjusted EBITDA for the twelve months ended June 30, 2019			$49.2

Regulation G

This earnings release includes seven non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $140 million, $143 million, $146 million and $155 million less than the nominal GAAP carrying values as of June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018, respectively. The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $113 million, $108 million, $106 million and $93 million as of June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018, respectively. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

• The growth in adjusted book value per share included on page 1 reflects the estimated gain from the MediaAlpha transaction as if it had closed on December 31, 2018. A reconciliation from GAAP to the reported percentage is as follows:

	As of June 30, 2019	As of December 31, 2018	Growth % (1)
GAAP book value per share	$987.12	$896.00	10.3%
Estimated gain from MediaAlpha transaction as of December 31, 2018	—	55.07
GAAP book value per share including the estimated gain from the MediaAlpha transaction as of December 31, 2018	987.12	951.07	3.9%
Adjustments to book value per share (see reconciliation on page 6)	(0.73)	(8.15)
Adjusted book value per share including the estimated gain from the MediaAlpha transaction as of December 31, 2018	$986.39	$942.92	4.7%
(1) Growth includes $1.00 per share dividend paid during the first quarter of 2019.

•Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 12.

NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax benefit (expense), depreciation and amortization from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) acquisition-related transaction expenses, (iii) investments made in the development of new business lines and (iv) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are not capitalized as part of the purchase price. Earnout liabilities are recorded at fair value, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Acquisition-related transaction expenses - Represents costs directly related to transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments. For the periods presented, this adjustment relates primarily to NSM’s investment expenditures, net of revenues generated, in the organic development of (i) its pet insurance line and (ii) its MGA in the United Kingdom. NSM has recently decided to cease investment in the organic development of its pet insurance line and, instead, to acquire Embrace Pet Insurance, which closed in April 2019.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies.
Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the current earnings profile of NSM’s business for a full twelve month period. See page 13 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Total consolidated portfolio return excluding the MediaAlpha transaction is a non-GAAP financial measure that removes the $115 million pre-tax unrealized investment gain resulting from the MediaAlpha transaction recognized in the first quarter of 2019. White Mountains believes this measure to be useful to management and investors by making the return in the current period comparable to the prior periods. A reconciliation from GAAP to the reported percentage is as follows:

	For the six months ended June 30, 2019
	GAAP return	Remove MediaAlpha	Return - excluding MediaAlpha

Total consolidated portfolio return	12.4%	(4.5)%	7.9%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves;
•projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•general economic, market or business conditions;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;
•an economic downturn or other economic conditions adversely affecting its financial position; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.